EXHIBIT 99


FOR IMMEDIATE RELEASE                                  FOR INFORMATION CONTACT
ALL NAMES VERIFIED                                         ROBERT E. CONE, CEO
                                                                (713) 747-1025

                          INDUSTRIAL HOLDINGS, INC.
                        ACQUIRES MANUFACTURING FACILITY
                               FROM KIRSCH, INC.

HOUSTON, TEXAS, (AUGUST 17, 1998) Robert E Cone, President of Industrial Holdings, Inc. announces the acquisition of the assets of the Kirsch Hardware and Components Business (the "Business") from Kirsch, Inc. The Business will be operated by IHI under the name Ideal Products ("Ideal"). The Ideal manufacturing facility, located in Beacon Falls, Connecticut, manufactures drapery hardware components, wire drawn products such as common pins and safety pins, and electrical components (including retention clips, fuse holders, contacts and switch components) for use in distribution panels, wiring devices, fuses, circuit breakers and switches. Ideal's 1997 revenues were approximately $15 million. Ideal will operate as part of IHI's Fastener Manufacturing and Sales Division. Other terms of the acquisition were not disclosed.

IHI is organized into four divisions, Fastener Manufacturing and Sales, Valve and Pump Manufacturing and Repair, Components and Construction and Machine Sales and Service.

Contact:  Robert E. Cone, President and CEO
          (713) 747-1025